Exhibit 10.13
SUSPENSION AGREEMENT
This Suspension Agreement (the “Suspension Agreement”) is effective as of the date of the last Party’s signature below (the “Suspension Date”) and executed as of the dates set forth below, by and among (i) NET Power, LLC, a Delaware limited liability company (“NET Power”), and (ii) Nuovo Pignone International S.r.l., an Italian limited liability company (“BH”); collectively, NET Power, BH, are the “Parties” and each a “Party”.
RECITALS
WHEREAS, effective May 12, 2022, NET Power and Nuovo Pignone International S.r.l. entered into a commercial agreement (“Commercial Agreement”) for the purpose of commercializing the NET Power Platform, Exclusive Utility Products, Ancillary Utility Products and Industrial Products (all as defined in the Commercial Agreement);
WHEREAS, the Parties and Nuovo Pignone Tecnologie S.r.l., an Italian limited liability company, entered into an Amended and Restated Joint Development Agreement made as of December 13, 2022 (the “A&R JDA”) for the purpose of developing, manufacturing, and selling turbo expanders, including combustors for use in power plants, and the A&R JDA amended and restated the Joint Development Agreement, dated as of February 3, 2022, as amended by that First Amendment to Joint Development Agreement, dated effective as of June 30, 2022;
WHEREAS, the Parties additionally entered into a License Agreement as of February 3, 2022 (“License Agreement”) for the purpose of licensing certain intellectual property rights in exchange for a license back to certain rights to modification and improvements to such intellectual property in pursuance of the obligations of each party under the A&R JDA;
WHEREAS, following the execution of the Commercial Agreement, market and economic conditions affecting the deployment of utility-scale oxy-combustion natural gas power generation changed materially, and NET Power determined, in light of such changed conditions, that the commercialization of the utility-scale Net Power Platform development program was not economical to pursue at this time. The Parties agreed that the suspension of the Commercial Agreement effected hereby arises solely from such changed market and economic conditions and not from any breach, default, or failure of performance by any Party under the Commercial Agreement, or otherwise;
WHEREAS, the Parties mutually desire to indefinitely suspend the Commercial Agreement without terminating the Commercial Agreement; and
WHEREAS, concurrent with the execution of this Suspension Agreement, BH and NET Power are entering into: (i) a Suspension Agreement regarding the A&R JDA (the “JDA Suspension Agreement”); and (ii) First Amendment to License Agreement (the “First Amendment to License Agreement”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Suspension Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Effective as of the Suspension Date and continuing throughout the Suspension Period, the Parties suspend the Commercial Agreement in its entirety, and neither Party shall have any obligation to perform, or any right to require performance of, any provision of the Commercial Agreement, except as expressly provided in Section 3 of this Suspension Agreement. No right or obligation under the Commercial Agreement shall accrue during the Suspension Period, and the term of the Commercial Agreement under Section 10.1 thereof shall be tolled for the duration of the Suspension Period. The “Suspension Period” means the period beginning on the Suspension Date and continuing indefinitely until the earlier of: (a) the date the Parties mutually agree in writing to reinstate the Commercial Agreement; and (b) the date the Commercial Agreement is terminated by mutual agreement under Section 4. For the avoidance of doubt, neither Party may unilaterally reinstate or terminate the Commercial Agreement, and neither Party may reinstate the Commercial Agreement without the prior written consent of the other Party.
2.
a. Subject to the Excluded Matters set forth in this Section, for good and valuable consideration, each Party hereby forever releases, discharges, and acquits the other Party and each of its respective affiliates, and each of the Parties’ respective predecessors, successors, assigns, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, contractors, and representatives, in their personal and representative capacities, from liability, and each Party hereby waives any and all claims, damages, demands, or causes of action of any kind that such Party has or could have, whether known or unknown, suspected or unsuspected, against the other Party, including any and all claims, damages, demands, agreements, contracts, promises, or causes of action relating to the Commercial Agreement, or any other acts or omissions related to any matter occurring or existing on or prior to the Suspension Date, and any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF EITHER PARTY.
b. The Released Claims do not include any rights or claims that may first arise after the time that the Parties execute this Suspension Agreement.
c. Each Party agrees not to bring or cause to be brought any Released Claims and represents and warrants that, as of the time each Party executes this Suspension Agreement, it has not brought or joined any lawsuit or filed any charge or claim against the other Party in any court or before any government agency or arbitrator with respect to a matter, claim, or incident that occurred or arose on or prior to the Suspension Date. Notwithstanding the foregoing, the Released Claims do not include, and nothing in this Section shall release, waive, or impair, any rights or obligations of the Parties arising under (i) this Suspension Agreement; (ii) the JDA Suspension Agreement; (iii) the First Amendment to

License Agreement; or (iv) any outstanding payment or wind-down obligation of either Party under the Suspension Letter or the Limited Notice to Proceed for the purchase of KPEP Long Lead Time Items dated December 28, 2023, as amended, including any amounts invoiced or accrued but unpaid as of the Suspension Date and amounts not invoiced at the Suspension Date (collectively, the “Excluded Matters”).
3. Notwithstanding the suspension in Section 1, the following provisions of the Commercial Agreement shall continue in full force and effect during the Suspension Period and shall bind the Parties as if the Commercial Agreement had not been suspended: Sections 9.4 (Limitation of Liabilities) (other than with respect to Excluded Matters), 11 (Export Control Regulations), 13.5 (Dispute Resolution), 13.6 (Waiver of Trial by Jury), 13.7 (Public Announcement), 13.8 (Injunctive Relief: Specific Performance), 13.9 (Expenses of Dispute), 13.10 (Governing Law), 13.13 (Confidentiality), and 13.16 (No Third Party Beneficiaries).
4. At any time during the Suspension Period, the Parties may terminate the Commercial Agreement by mutual agreement. Except as set forth in the immediately preceding sentence, no other termination right, whether set forth in the Commercial Agreement, under common law or otherwise, shall apply during the Suspension Period.
5. Notwithstanding Section 1, in the event of any termination of the Commercial Agreement, the Parties agree that the following provisions of the Commercial Agreement shall survive such termination: the Sections identified in Section 13.1 of the Commercial Agreement, which shall survive in accordance with their terms.
6. This Suspension Agreement constitutes the entire agreement between the Parties with respect to the suspension of the Commercial Agreement and supersedes any prior understanding with respect to that suspension. Except as expressly suspended or modified by this Suspension Agreement, the Commercial Agreement remains a valid and binding agreement between the Parties, is not terminated or superseded, and shall be reinstated in accordance with Section 1 upon the Parties’ written agreement. This Suspension Agreement may be amended only by a writing signed by both Parties. This Suspension Agreement is governed by the law of the State of Delaware, and any dispute, controversy, or claim arising out of or relating to this Suspension Agreement, or the breach thereof, shall be resolved in accordance with Sections 13.5 (Dispute Resolution), 13.6 (Waiver of Trial by Jury), and 13.9 (Expenses of Dispute) of the Commercial Agreement, which apply to this Suspension Agreement notwithstanding the suspension.
7. This Suspension Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors and assigns; provided that any assignment remains subject to Section 13.4 of the Commercial Agreement.
8. This Suspension Agreement may be executed and delivered in counterparts and all of which, when taken together, will be deemed to constitute one and the same agreement. A signed copy of this Suspension Agreement delivered by facsimile, email or other means of electronic transmission, including electronic signatures, will be deemed to have the same legal effect as delivery of an original signed copy.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Suspension Agreement as of the Suspension Date.
NET POWER:
NET POWER, LLC
By: /s/ Danny Rice
Name: Danny Rice
Title: CEO
Date: 9/8/2026

BH:
NUOVO PIGNONE INTERNATIONAL S.R.L.
By: /s/ Frédéric Greiner
Name: FRÉDÉRIC GREINER
Title: Business Management Vice President
Date: 9/8/2026